Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Trustees of AmeriServ Financial 401(k) Profit Sharing Plan

Johnstown, Pennsylvania

We consent to the incorporation by reference in the Registration Statement Nos. 033-53935,
033-55845, 033-55207, 033-55211, and 333-67600 on Forms S-8 of AmeriServ Financial, Inc. of our report dated June 17, 2011, relating to the financial statements and supplemental schedules of the AmeriServ Financial 401(k) Profit Sharing Plan as of and for the year ended December 31, 2010, appearing in this Annual Report on Form 11-K.

/s/S.R. Snodgrass, A.C.

Wexford, PA

June 17, 2011